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EXHIBIT 99.4(p)

Contract Maintenance Charge Endorsement (Form 0827-BA88)
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                                                                 EXHIBIT 99.4(p)

FIRST CAPITAL LIFE
INSURANCE COMPANY


                    CONTRACT MAINTENANCE CHARGE ENDORSEMENT

This endorsement becomes a part of the contract to which it is attached.

The Contract Maintenance Charge shown on page 3 is imposed during the Accumulation Period and may be changed in future years. However, the charge will never exceed $50 in any contract year.

Signed for the Company at La Jolla, California.


     /s/ ANDREW L. LOEB             /s/ FRED A. BUCK
     Secretary                      President